UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2016

LPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                   Amendments to Articles of Incorporation; Change in Fiscal Year

On June 8, 2016, Lpath, Inc. (the “Company”) filed a certificate of amendment to the Company’s certificate of incorporation with the Delaware Secretary of State to effect a 1:14 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”), effective at 5:00 p.m. Eastern Daylight Time on June 10, 2016 (the “Effective Time”). The Company expects that its common stock will begin trading on the Nasdaq Capital Market on a post-split basis on June 13, 2016.

At the 2016 annual meeting of stockholders of the Company held on June 8, 2016 (the “Annual Meeting”), the Company’s stockholders approved a series of alternate amendments to the Company’s certificate of incorporation, to effect, at the discretion of the board of directors of the Company (the “Board”), a reverse stock split at a range of ratios from 1:5 through 1:20 (the “Reverse Split Range”), with the exact ratio within the Reverse Split Range to be determined by the Board.  Following the Annual Meeting, on June 8, 2016, the Board approved the Reverse Stock Split and determined the ratio to be 1:14.

As a result of the Reverse Stock Split, at the Effective Time, every fourteen (14) shares of the Company’s issued and outstanding common stock will be automatically combined and reclassified into one (1) share of the Company’s common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Each fraction that results from the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split affects all issued and outstanding shares of common stock, unvested restricted stock and restricted stock units, as well as common stock underlying stock options and warrants outstanding immediately prior to the Effective Time. At the Effective Time, all stock options and warrants of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of common stock into which the stock options or warrants are exercisable by fourteen (14) and multiplying the exercise price thereof by fourteen (14), all in accordance with the terms of the plans, agreements or arrangements governing such stock options and warrants.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07                   Submission to a Vote of Security Holders

The Company held the Annual Meeting on June 8, 2016.  The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 28, 2016 (the “Proxy Statement”).

At the close of business on April 25, 2016, the record date of the Annual Meeting, the Company had 33,099,061 shares of common stock issued and outstanding. The holders of a total of 23,911,660 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum of the issued and outstanding shares on the record date of the Annual Meeting.

The following items of business were voted upon by stockholders at the annual meeting:

1.              All nominees for election to the Board named in the Proxy Statement were elected, each to a one-year term. The number of votes cast for and withheld and the number broker non-votes for each nominee were as follows:

	Total Votes for Each Director	Total Votes Withheld for Each Director
Daniel H. Petree	11,581,846	2,253,033
Jeffrey A. Ferrell	11,232,650	2,602,229
Charles A. Matthews	10,530,716	3,304,163
Daniel L. Kisner, M.D.	11,249,651	2,585,228
Donald R. Swortwood	10,691,351	3,143,528

There were 10,076,781 broker non-votes with respect to each of the nominees.

2.              The appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, was ratified by the indicated votes, with approval of 97.7% of the votes cast (there were no broker non-votes on this proposal):

For	Against	Abstain
22,143,314	529,115	1,239,231

3.              The stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers, with approval of 86.6% of the votes cast. The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-votes
9,286,550	1,435,753	3,112,576	10,076,781

4.              The stockholders approved, with approval of 84.5% of the votes cast, a series of alternate amendments to the Company’s certificate of incorporation, to effect, at the discretion of the Board, a reverse stock split of its common stock, whereby each outstanding 5 through 20 shares would be combined, converted and changed into one share of its common stock.  The number of votes cast for and against, and the number of abstentions were as follows (there were no broker non-votes on this proposal):

For	Against	Abstain
20,106,864	3,692,909	111,887

No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01.                                        Other Events.

On June 9, 2016 the Company issued a press release announcing the Reverse Stock Split. A copy of this press release is attached as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of the Company, effective at 5:00 p.m. Eastern Daylight Time on June 10, 2016
99.1	Press Release, dated June 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: June 9, 2016	By:	/s/ Gary J.G. Atkinson
		Name:	Gary J.G. Atkinson
		Title:	Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of the Company, effective at 5:00 p.m. Eastern Daylight Time on June 10, 2016
99.1	Press Release, dated June 9, 2016